                                POWER OF ATTORNEY
                               -----------------

         The undersigned constitutes and appoints each of C. Lawrence Connolly,
III, Peter Ross and James Harper as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, to sign any and all Securities and Exchange Commission statements of beneficial ownership of securities of Hewitt Holdings LLC (the "Company") on Forms 3, 4 and 5 as
required under Section 16(a) of the Securities Exchange Act of 1934, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the Company and the New York Stock Exchange, granting unto each said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done under said Section 16(a), as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         A copy of this power of attorney shall be filed with the Securities and
Exchange Commission. The authorization set forth above shall continue in full force and effect until the undersigned revokes such authorization by written instructions to each attorney-in-fact.

         The authority granted hereby shall in no event be deemed to impose or create any duty on behalf of any attorney-in-fact with respect to the undersigned's obligations to file Forms 3, 4 and 5 with the Securities and
Exchange Commission.

Dated:    March 20, 2003

                                        Signed: /s/ Monica M. Burmeister
                                                 -------------------------------
                                        Printed Name: Monica M. Burmeister
                                                       -------------------------